Exhibit 99.1

News release

---------------AT THE COMPANY---------------

Annie Patnaude

Director of External Relations

(616) 239-7035

FOR IMMEDIATE RELEASE

Monday, January 6, 2025

UFP Industries acquires C & L Wood Products, Inc.

-- Acquisition expands national leader PalletOne’s presence to Northern Alabama and Central Tennessee --

GRAND RAPIDS, Mich., Monday, January 6, 2025 – UFP Industries (Nasdaq: UFPI) today announced that its affiliate, UFP Packaging, LLC, has acquired the assets of C & L Wood Products, Inc. (C&L), a manufacturer of pallets and mulch based in Hartselle, Alabama. The company had trailing 12-month sales through November 2024 of $24.8 million. C&L will operate as part of UFP Packaging’s PalletOne business unit, a top manufacturer of machine-built pallets in the U.S.

C&L’s leadership team, including President Henry Bowman and Operations Manager Frank Janek, will remain with the company.

“The addition of C&L expands PalletOne’s geographic footprint, giving us new access to high-volume pallet production in northern Alabama,” said Justin Elwell, executive vice president of PalletOne. “In addition, we see opportunities to expand C&L’s operations to serve a wider range of customers our elite PalletOne products.”

C&L was founded in 1975 and acquired by Henry and Blythe Bowman in 1996. When acquired, C&L had 10 employees and revenue of less than $1 million. Under Henry’s leadership, C&L expanded its operations, adding machinery and other facilities. Today, C&L employs approximately 115 people and serves customers within a 150-mile radius.

“We’re excited to join the leading packaging solution provider in the U.S. Both companies in this deal have great teams, and we are looking forward to bringing them together to create more wins through innovation and growth for our customers, our company and our employees,” said Henry Bowman.

UFP Industries, Inc.

UFP Industries, Inc. is a holding company whose operating subsidiaries – UFP Packaging, UFP Construction and UFP Retail Solutions – manufacture, distribute and sell a wide variety of value-added products used in residential and commercial construction, packaging and other industrial applications worldwide. Founded in 1955, the company is headquartered in Grand Rapids, Mich., with affiliates in North America, Europe, Asia and Australia. UFP Industries is ranked #493 on the Fortune 500 and #128 on Industry Week’s list of America’s Largest Manufacturers. For more about UFP Industries, go to www.ufpi.com.

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act, as amended, that are based on management’s beliefs, assumptions, current expectations, estimates and projections about the markets we serve, the economy and the Company itself. Words like “anticipates,” “believes,” “confident,” “estimates,” “expects,” “forecasts,” “likely,” “plans,” “projects,” “should,” variations of such words, and similar expressions identify such forward-looking statements. These statements do not guarantee future performance and involve certain risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. The Company does not undertake to update forward-looking statements to reflect facts, circumstances, events, or assumptions that occur after the date the forward-looking statements are made. Actual results could differ materially from those included in such forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainty. Among the factors that could cause actual results to differ materially from forward-looking statements are the following: fluctuations in the price of lumber; adverse or unusual weather conditions; adverse economic conditions in the markets we serve; government regulations, particularly involving environmental and safety regulations; and our ability to make successful business acquisitions. Certain of these risk factors as well as other risk factors and additional information are included in the Company's reports on Form 10-K and 10-Q on file with the Securities and Exchange Commission.

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